UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

EasyLink Services International Corporation
 (Exact name of registrant as specified in its charter)

Delaware	000-24996	13-3645702
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6025 The Corners Parkway, Suite 100 Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 533-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

EasyLink Services International Corporation (the “Company”) is filing this amendment to its Current Report on Form 8-K, dated May 4, 2009 (the “Amended 8-K”), to correct the biographical information reported for Dwight Mamanteo, a member of the Company’s Board of Directors. Accordingly, Item 5.02 is amended by restating it in its entirety:

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2009, the Board of Directors of EasyLink Services International Corporation (the “Company”) appointed Dwight Mamanteo to the Board of Directors, effective immediately, for a term expiring at the 2009 annual meeting of stockholders. The appointment of Mr. Mamanteo will be submitted to the Company’s stockholders at the next annual meeting of stockholders.

Mr. Mamanteo has served as an Investment Analyst and Portfolio Manager at Wynnefield Capital, Inc., a private investment management firm, since November 2004. Prior to joining Wynnefield Capital, Mr. Mamanteo worked in the field of technology for over 10 years in various positions for BEA Systems, VISA International, Ericsson, UNISYS, and as an independent consultant. Mr. Mamanteo currently serves as the Chairman of the Compensation Committee and as a member of the Governance and Audit Committees of Aftersoft Group, Inc. (OTC:ASFG), a provider of business management software for the automotive parts aftermarket, where he has served on the Board of Directors since March 2007; and as the Chairman of PetWatch Animal Hospitals, Inc., a provider of primary care and specialized services to companion animals through a network of fully-owned veterinary hospitals, where he has served on the Board of Directors since December 2007. Mr. Mamanteo also served on the Board of Directors of Sherpa Services Corporation, a provider of services that enable tertiary academic and research institutions to enhance revenue generation, while fulfilling their statutory reporting obligations. Mr. Mamanteo received an M.B.A. from the Columbia University Graduate School of Business and received a Bachelor of Electrical Engineering degree from Concordia University, Montreal, Canada.

There is no arrangement or understanding between Mr. Mamanteo and any other person pursuant to which Mr. Mamanteo was selected as a director of the Company. There are no transactions in which Mr. Mamanteo has an interest requiring the disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EasyLink Services International Corporation

By: /s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated: May 6, 2009